Exhibit 99.1

For Immediate Release

Gevo Reports Third Quarter 2013 Financial Results

•	Reports EPS of ($0.34) including $1.6 million non-cash gain from the change in fair value of embedded derivatives contained in Gevo’s convertible notes

•	Ended the quarter with cash and cash equivalents of $25.7 million

•	Net cash used of $14.9 million in third quarter of 2013

•	Commissioning Luverne on corn mash for fully integrated production

•	Producing isobutanol as we work through commissioning in Q4 2013 and plan to start steady production in Q1 2014

•	Signed supply agreement with U.S. Navy for bio-jet fuel

•	Began commercial licensing business; signed licensing LOI with IGPC Ethanol

•	Opened biorefinery for fully renewable paraxylene and started production

ENGLEWOOD, Colo. – November 5, 2013 - Gevo, Inc. (NASDAQ: GEVO) today announced its financial results for the three months ended September 30, 2013 and provided an update on recent corporate highlights.

“After successfully running our Luverne plant using dextrose feedstock in single and dual train modes, in October we moved to our ultimate goal of using corn mash, our commercial feedstock,” said Patrick Gruber, Gevo’s chief executive officer. “We are encouraged by what we have accomplished in the third quarter, as we achieved several key technology milestones. We have:

•	Proven that our yeast grows and produces isobutanol using corn mash feedstock at commercial scale;

•	Made clean corn mash, the essential foundation for the commercial production of isobutanol;

•	Run our GIFT® systems on fullcorn mash and produced isobutanol; and

•	Begun the commissioning of new equipment to aid in the control of infections which will permit us to bring Luverne up to full operation.”

“It’s a completely different game compared to last year. We’ve made great progress in controlling infections in the plant. My team is doing an excellent job of safely working through the mechanical and operational issues as we commission the new equipment and operate and integrate the entire plant using the corn mash feedstock. It is exciting to see the Gevo proprietary yeast biocatalyst and GIFT® systems perform in line with our expectations, and based on this performance, we can begin licensing discussions in earnest.”

Recent Highlights

On July 24, 2013 Gevo announced that it had signed a supply agreement to supply the U.S. Coast Guard with up to 18,600 gallons of finished 16 percent renewable isobutanol-blended gasoline. The U.S. Coast Guard is using the Gevo-blended fuel as part of a 12-month, long-term durability study on marine engines that began in June. The testing is being performed under a Cooperative Research and Development Agreement between the U.S. Coast Guard, Honda, and Mercury and will focus on the Coast Guard’s two platform boats – the 38-foot Metal Shark with twin 300 horse-power Mercury Verado outboard engines, and the 25-foot SAFE vessel with twin 225 horse-power Honda outboard engines. Testing will take place at the U.S. Coast Guard Training Center in Yorktown, Va. Gevo provided the first shipment of 750 gallons of renewable isobutanol-blended gasoline to the U.S. Coast Guard in mid-June.

On August 1, 2013, Gevo announced that it had increased commercial production of isobutanol at its Luverne facility by bringing online a second production train utilizing its proprietary GIFT® system. By bringing online a second million-liter fermenter and GIFT® system at its facility in Luverne, Gevo has significantly increased its current isobutanol production capacity following the initial resumption of production in June 2013.

In August, isobutanol was certified by ASTM International for use with spark ignition fuel for all automobile engines, creating a global framework for the use of isobutanol as a gasoline blendstock. The Butanol Task Force, chaired by Gevo’s Glenn Johnston, was made up of representatives from the Petroleum Refining Industry, Ethanol Industry, Major Automobile OEMs, and other industry experts from around the world. The specification request went through the very robust ASTM consensus process. Gevo also worked with the Analytical Subcommittee of D02 to establish testing methods for isobutanol to be used in validating the specification.

On August 26, 2013 Gevo announced the opening of its biorefinery for fully renewable paraxylene at South Hampton Resources. Gevo is working with The Coca-Cola Company and Toray Industries to deliver a new production technology for renewable paraxylene, a key building block for producing fully renewable PET for beverage bottles, fibers, textiles and films. Research and development support for this plant was provided by The Coca-Cola Company under a Joint Development Agreement. Toray has provided capital for the construction of the Silsbee facility and has signed an offtake agreement for paraxylene produced at that facility.

In September, Gevo signed a supply agreement with the U.S. Navy to supply them with 20,000 gallons of Gevo’s renewable alcohol-to-jet-5 (ATJ-5) jet fuel and an option to increase the order to 90,000 gallons. Gevo has the largest isobutanol ATJ production facility in the world and has produced and sold more isobutanol ATJ jet fuel than anyone else. Gevo has previously supplied ATJ-8 jet fuel under its contracts with the U.S. Air Force for 56,000 gallons and the U.S. Army for 16,150 gallons.

In October, Gevo signed its first letter of intent to commercially license its GIFT® technology to IGPC Ethanol (IGPC). IGPC is a farmer owned co-op that owns a 150 million liter plant in Ontario, Canada and has been producing ethanol since 2008. IGPC is interested in licensing Gevo’s GIFT® technology to incorporate isobutanol production at its ethanol facility.

In October, Gevo began commissioning Luverne on corn mash for isobutanol production on an integrated basis. Current production of isobutanol is intended to be sold into the specialty chemicals market with Sasol, specialty fuels market and converted into bio-jet fuel for the U.S. military.

Financial Highlights

Revenues for the third quarter of 2013 were $1.1 million compared to $0.6 million in the same period in 2012. Revenues in the third quarter included proceeds from sales of biobased jet fuel to the U.S. Air Force (USAF) of $0.4 million, revenue under Gevo’s agreement with The Coca-Cola Company, and revenue from ongoing research agreements.

Research and development expense was $5.5 million in the third quarter of 2013, compared to $5.4 million in the comparable period in 2012. During the third quarter of 2013, Gevo’s development efforts were focused on startup operations for the production of isobutanol at its Luverne facility, optimization of specific parts of its isobutanol production technology to further enhance isobutanol production rates, investment in bio-para-xylene processing equipment at the Silsbee demonstration plant and delivery of bio-jet fuel to the USAF. Research and development expense increased $1.3 million in the third quarter of 2013, when compared to the comparable quarter in 2012, as a result of the Company’s investment in bio-para-xylene processing equipment, and delivery of bio-jet fuel to the USAF. This increase was partially offset by decreases in compensation-related costs, consulting and lab supply costs. Funding used in the development of the bio-para-xylene facility was received from Toray Industries, Inc. under a definitive agreement previously announced in 2012. The bio-jet fuel delivered to the USAF in the third quarter of 2013 was produced at the Silsbee facility.

Selling, general and administrative expense decreased to $6.7 million in the third quarter of 2013 from $13.5 million for the third quarter of 2012. The decrease in selling, general and administrative expense in the third quarter of 2013 reflected lower compensation and operating expenses, including cost saving benefits resulting from actions taken during 2012 to focus Gevo’s operations as well as lower litigation-related costs.

Interest expense for the third quarter of 2013 was $1.7 million compared to $2.6 million in the third quarter of 2012. The decrease is primarily due to a decline in the outstanding principal balance of our convertible notes resulting from holders electing to convert their note holdings into shares of Gevo common stock and a decline in the outstanding principal balance of our debt with TriplePoint Capital LLC due primarily to scheduled payments on our principal balance.

The company reported a non-cash gain of $1.6 million related to changes in the fair value of embedded derivatives contained in the convertible notes. These derivatives result from the rights that holders of the convertible notes have upon conversion, and under certain circumstances, will result in non-cash amounts being recorded in the company’s statement of operations in each reporting period while the convertible notes remain outstanding. The company did not have any holders of convertible debt opt to convert their note holdings into shares of Gevo common stock during the three months ended September 30, 2013. Since the beginning of 2013, holders of $18.1 million of convertible notes have opted to convert their note holdings into shares of Gevo common stock receiving an aggregate of 6,137,383 shares upon conversion and in settlement of make-whole payments. The effective issue price in full settlement of the convertible notes converted during the nine months ended September 30, 2013 was $3.75 per share.

The net loss for the third quarter of 2013 was $15.9 million compared to $12.1 million for the third quarter of 2012.

Gevo reported cash and cash equivalents on hand of $25.7 million as of September 30, 2013.

Webcast and Conference Call Information

Hosting today’s conference call at 4:30 p.m. EST (2:30 p.m. MST) will be Dr. Gruber, Chief Executive Officer, and Mike Willis, Chief Financial Officer. They will review the company’s financial results for the three months ended September 30, 2013 and provide an update on recent corporate highlights.

To participate in the conference call, please dial 1 (800) 708-4540 (inside the U.S.) or 1 (847) 619-6397 (outside the U.S.) and reference the access code 35948602. The presentation will be available via a live webcast at: http://edge.media-server.com/m/p/toid9nf6/lan/en.

A replay of the call will be available two hours after the conference call ends on November 5, 2013 until Midnight EST on December 4, 2013. To access the replay, please dial 1-888-843-7419 (inside the U.S.) or 1-630-652-3042 (outside the U.S) and reference the access code 35948602#. The archived webcast will be available for 30 days in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is a leading renewable chemicals and next-generation biofuels company. Gevo’s patent-protected, capital-light business model converts existing ethanol plants into bio-refineries to make isobutanol. This versatile chemical can be directly integrated into existing chemical and fuel products to deliver environmental and economic benefits. Gevo has executed initial commercial-scale production runs at its isobutanol facility in Luverne, Minn., constructed in conjunction with ICM, a leading provider of proprietary ethanol process technology, and has a marquee list of partners including The Coca-Cola Company, Sasol Chemical Industries, and LANXESS, Inc., an affiliate of LANXESS Corporation, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2012, as amended, and in subsequent reports on Form 8-K and other filings made with the SEC by Gevo.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Gevo, Inc.

Condensed Consolidated Statements of Operations Information

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue and cost of goods sold
Ethanol sales and related products, net	$—	$—	$—	$19,908
Grant revenue, research and development program revenue, corn sales and other revenue	1,127	562	6,529	2,553

Total revenues	1,127	562	6,529	22,461

Cost of goods sold	4,746	6,079	12,865	29,599

Gross loss	(3,619)	(5,517)	(6,336)	(7,138)

Operating expenses
Research and development	5,476	5,401	16,280	15,079
Selling, general and administrative	6,668	13,508	19,897	36,175

Total operating expenses	12,144	18,909	36,177	51,254

Loss from operations	(15,763)	(24,426)	(42,513)	(58,392)

Other (expense) income
Interest expense	(1,733)	(2,624)	(7,321)	(4,161)
Gain from change in fair value of embedded derivative	1,587	15,000	2,280	15,000
Loss on extinguishment of debt	—	—	(2,038)	—
Other income (expense)	24	(1)	115	18

Total other (expense) income	(122)	12,375	(6,964)	10,857

Net loss	$(15,885)	$(12,051)	$(49,477)	$(47,535)

Net loss per share attributable to Gevo, Inc. common stockholders - basic and diluted	$(0.34)	$(0.31)	$(1.14)	$(1.56)

Weighted-average number of common shares outstanding - basic and diluted	46,052,867	38,547,441	43,492,291	30,374,378

Gevo, Inc.

Condensed Consolidated Balance Sheet Information

(Unaudited, in thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$25,661	$66,744
Accounts receivable	867	698
Inventories	4,196	6,659
Prepaid expenses and other current assets	1,364	1,779

Total current assets	32,088	75,880
Property, plant and equipment, net	82,697	77,093
Deposits and other assets	2,344	3,138

Total assets	$117,129	$156,111

Liabilities
Current liabilities:
Accounts payable, accrued liabilities and other current liabilities	$19,229	$8,256
Current portion of secured debt, net	10,477	8,513

Total current liabilities	29,706	16,769
Long-term portion of secured debt, net	7,432	15,445
Convertible notes, net	14,815	25,554
Other long-term liabilities	413	512

Total liabilities	52,366	58,280

Total stockholders’ equity	64,763	97,831

Total liabilities and stockholders’ equity	$117,129	$156,111

Gevo, Inc.

Condensed Consolidated Cash Flow Information

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating Activities
Net loss	$(15,885)	$(12,051)	$(49,477)	$(47,535)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash expenses	3,209	2,679	10,212	10,820
Gain from change in fair value of embedded derivative	(1,587)	(15,000)	(2,280)	(15,000)
Loss on extinguishment of debt	—	—	2,038	—
Changes from working capital	1,730	1,487	7,787	4,403

Net cash used in operating activities	(12,533)	(22,885)	(31,720)	(47,312)
Investing Activities
Acquisitions of property, plant and equipment, net	130	(16,434)	(2,628)	(50,936)
Other	—	40	—	(607)

Net cash provided by (used in) investing activities	130	(16,394)	(2,628)	(51,543)
Financing Activities
Payments on secured debt	(2,574)	(6,026)	(6,715)	(7,267)
Proceeds from issuance of common stock, net	50	57,705	59	57,442
Proceeds from issuance of convertible debt, net	—	40,922	—	40,922
Proceeds from issuance of secured debt, net	—	—	—	4,947
Other financing activates	—	73	(79)	583

Net cash (used in) provided by financing activities	(2,524)	92,674	(6,735)	96,627
Net (decrease) increase in cash and cash equivalents	(14,927)	53,395	(41,083)	(2,228)
Cash and cash equivalents
Beginning of period	40,588	38,602	66,744	94,225

End of period	$25,661	$91,997	$25,661	$91,997

Gevo, Inc.

Non-GAAP Financial Information

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Gevo Development, LLC / Agri-Energy, LLC
Loss from operations	$(4,852)	$(6,401)	$(10,285)	$(10,544)
Depreciation and amortization	584	531	1,651	1,581
Non-cash stock-based compensation	80	62	130	164

Non-GAAP loss from operations	$(4,188)	$(5,808)	$(8,504)	$(8,799)

Gevo, Inc.
Loss from operations	$(10,911)	$(18,025)	$(32,228)	$(47,848)
Depreciation and amortization	280	367	907	956
Non-cash stock-based compensation	877	1,468	2,953	6,826

Non-GAAP loss from operations	$(9,754)	$(16,190)	$(28,368)	$(40,066)

Gevo Consolidated
Loss from operations	$(15,763)	$(24,426)	$(42,513)	$(58,392)
Depreciation and amortization	864	898	2,558	2,537
Non-cash stock-based compensation	957	1,530	3,083	6,990

Non-GAAP loss from operations	$(13,942)	$(21,998)	$(36,872)	$(48,865)

# # #

Media Contact:	Investor Contact:
Robin Peak	Mike Willis
Gevo, Inc.	Gevo, Inc.
T: (720) 267-8632	T: (720) 267-8636
rpeak@gevo.com	mwillis@gevo.com